Exhibit 10.26

[***] CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MEDICAL LICENSE AGREEMENT

THIS MEDICAL LICENSE AGREEMENT (this “Agreement”), is entered into as of July 1, 2013 (the “Effective Date”), by and between Ekso Bionics, Inc. (“Ekso”) a Delaware corporation with address of 1414 Harbour Way S, Suite 1201, Richmond, CA 94804 (“EB”), and Lockheed Martin Corporation, a Maryland corporation with address of 5600 Sand Lake Road, Orlando, FL 32819 acting through its Missiles and Fire Control business (“LM”) (each individually, a “Party” and collectively, the “Parties”):

A. WHEREAS, LM is the owner of, or otherwise has the right to license, the LM Licensed Patents and LM Field Technology, as defined herein.

B. WHEREAS, EB (which at such time was known as “Berkeley Exotech, Inc. dba Berkeley Bionics”) and LM previously entered into a License Agreement effective January 8, 2009, as amended (the “Prior License Agreement”), and the Parties now wish to enter into this Agreement, a government license agreement (the “Government License Agreement”) and commercial cross license agreement (the “Commercial License Agreement”) concurrently in order to replace and supersede the Prior License Agreement.

C. WHEREAS, EB and LM have also previously entered into a Strategic Cooperation Agreement dated June 2011 (the “Strategic Cooperation Agreement”), and wish to cause the Strategic Cooperation Agreement to continue in effect as described in Section 12.2 of the Government License Agreement.

E. WHEREAS, each EB desires to receives rights to the LM Licensed Patents and LM Field Technology pursuant to the terms of this Agreement.

NOW, THEREFORE, for good and sufficient consideration and based upon their mutual covenants contained herein, the parties hereby agree as follows:

1.                  Definitions.

1.1.            “Affiliate” means with respect to either Party, a particular person, corporation, or any other entity that controls the Party, is controlled by the Party, or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of a party or entity, whether by the ownership of at least fifty percent (50%) of the voting stock of such party or entity, or by contract or other means.

1.2.            “Business Combination” means an acquisition by a non-Affiliated third-party of (i) a Party (by merger or otherwise) or (ii) all or substantially all of a Party’s assets.

1.3.            “Collaboration Term” means the shorter of (i) the Term of this Agreement or (ii) the period commencing on the Effective Date and ending upon the date that LM’s exclusive license under Government Agreement converts to a non-exclusive license (if such event occurs).

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1.4.            “Commercial Field” means any and all applications of anthropomorphic exoskeleton technology, other than applications falling within the Medical Field or the Government Field.

1.5.            “Control” or “Controlled” means, with respect to any technology or right, the possession by a Party or its Affiliates, whether by ownership or otherwise, of the ability to grant to the other Party access and/or a license or sublicense as provided herein without violating any third party rights or the terms of any agreement with any third party and without thereby causing any royalties or other payments to be payable by the granting Party or its Affiliates; provided, however, that if after the Effective Date a Party undergoes a Business Combination, then and thereafter for purposes of applying this definition, the technology and other rights Controlled such Party shall not include any technology or rights owned or controlled by the third party or third parties involved in such Business Combination or any of their respective Affiliates, other than the acquired Party and its direct and indirect subsidiaries.

1.6.            “EB Developments” mean any invention, improvement, method, process, software, or other technology or material that EB or its predecessor or subcontractors developed, or develops in the future, on behalf of LM or that EB otherwise delivered or delivers to LM.

1.7.            “EB Licensed Products” means products, processes, or services the manufacture, use, sale, offer for sale, import, disclosure, reproduction, distribution, public display, public performance, or derivative works of which would in the applicable jurisdiction, in the absence of the licenses granted under this Agreement, misappropriate, infringe upon, or constitute contributory infringement of, any LM Licensed Patents or LM Field Technology.

1.8.            “Government Field” has the meaning set forth in the Government Agreement.

1.9.            “LM Developments” means any and all invention, method, process, software, or other technology or material that LM or its subcontractors on behalf of LM have previously developed or hereafter develop, or that LM Controls, that are improvements, enhancements, modifications, or derivative works of, or are otherwise based upon, in whole or in part, the EB Developments or EB Field Technology (as such term is defined in either the Government License Agreement or the Commercial License Agreement).

1.10.        “LM Field Technology” means (i) all trade secrets and know how in the LM Developments and those EB Developments Controlled by LM, including without limitation methods, processes, materials, formulations, and techniques, whether or not patentable or reduced to practice and whether now existing or hereafter developed or acquired, and (ii) any and all intellectual property rights in and to the foregoing.

1.11.        “LM Licensed Patents” means any and all existing or future issued patents worldwide now or hereafter Controlled by LM at any time during the Collaboration Term that cover any LM Developments or EB Developments or any use, sale, manufacture, or importation thereof.

1.12.        “Medical Field” means applications of anthropomorphic exoskeleton technology intended to compensate for a person’s pathological limitations or for limitations caused by traumatic injury (versus augmenting a healthy uninjured person’s natural ability), where compensating for “pathological limitations” means:

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(a)                applications of anthropomorphic exoskeleton technology for persons who are under medical supervision for rehabilitation treatment to achieve a new norm or ability, or who require rehabilitative gait training;

(b)               “in-home” or “out-patient” use of anthropomorphic exoskeleton technology to rehabilitate or restore a person’s abilities; and/or

(c)                applications of anthropomorphic exoskeleton technology that provide assistance to persons who are paralyzed (fully or partially) or who are paraplegics.

1.13.        “Sublicense Agreement” means any agreement that grants a sublicense in any tier to the rights licensed under this Agreement to a Sublicensee.

1.14.        “Sublicensee” means any third-party that receives a sublicense from a Party or a Sublicensee in accordance with Section 2.2.

1.15.        “Term” has the meaning defined in Section 4.1.

2.                  License Grants.

2.1.            License to EB. Subject to the terms and conditions of this Agreement, LM hereby grants to EB an exclusive, royalty-free, non-transferable (except in accordance with Section 11.1), worldwide, royalty-free right and license under the LM Licensed Patents and the LM Field Technology, to make, have made, use, sell, offer for sale, import, reproduce, and distribute, and create derivative works for, any and all EB Licensed Products in the Medical Field.

2.2.            Sublicenses.

(a)                EB shall have the right to sublicense the rights granted in Section 2.1 through multiple tiers in its sole discretion.

(b)               EB shall not enter into any Sublicense Agreement unless (i) the terms of the Sublicense Agreement are not inconsistent in any respect with the terms of this Agreement. EB shall remain responsible for its obligations under this Agreement, and shall ensure that each of its Sublicense Agreements: (a) contains terms and conditions requiring the Sublicensee to comply with the applicable terms and conditions under this Agreement (including the provisions of this Section 2.2(b), access to and disclosure of LM’s Proprietary Information (as defined in Section 6) is consistent with Section 6, obligations on Sublicensee for indemnification substantially similar to those contained in Section 8; disclaimers, exclusions of warranties, and limitations of remedies and damages substantially similar to those contained in Section 9.

(c)                EB will be liable hereunder for conduct of its Sublicensees that breaches or otherwise conflicts with the terms of this Agreement. EB agrees that the LM will be an intended beneficiary of any sublicense and will be identified as such in each Sublicense Agreement. LM will not exercise its right as a third party beneficiary to enforce EB’s sublicense without first notifying EB.

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2.3.            Reservation of Rights. Nothing in this Agreement shall be construed as conferring by implication, estoppel or otherwise, upon any Party licensed hereunder, any license or other right under any patent, copyright, trade secret, trademark or other intellectual property right except the licenses, covenants, immunities, and other rights expressly granted hereunder.

3.                  Cooperation & Coordination. Each Party will appoint an individual employed by it to serve as its “Principal Contact” for purposes of this Agreement. EB’s initial Principal Contact is Russ Angold, CTO 1414 Harbour Way South, Suite 1201, Richmond, CA 94804 Tel: [***]; fax: [***]; email: [***]  with copy to CFO, same address and fax#, and LM’s initial Principal Contact is Adam Miller; email: [***] with copies to Allen Vaughn; e-mail: [***]; 5600 Sand Lake Road, Orlando, FL 32819. Either Party may from time to time replace its Principal Contact with a different employee, but unless required due to events beyond its control, neither Party will replace its Principal Contact without at least fifteen (15) days’ prior notice to the other Party. During the Collaboration Term, LM will provide EB with reasonable access to the LM Field Technology, including reasonable access to LM’s premises and facilities for the purpose of reviewing and making copies or excerpts of drawings, tooling, software (object code and source code), and manufacturing, supply and other documentation including within the LM Field Technology.

4.                  Term and Termination.

4.1.            Term. The term of this Agreement (the “Term”) shall begin on the Effective Date and shall continue unless terminated as provided herein.

4.2.            Termination for Cause. If either Party materially breaches its obligations to make any payment hereunder, the other Party may terminate this Agreement, at its option and without prejudice to any of its other legal or equitable rights or remedies, by giving the Party who committed the breach ninety (90) days’ prior written notice, unless the notified Party shall have cured the breach within such 90-day period.

4.3.            Validity Challenges. If EB or any of its Affiliates (directly or indirectly, individually or in association with any other person or entity) brings an action or asserts a claim in any forum or administrative body that challenges the validity or enforceability of any claim of the LM Licensed Patents, LM may by written notice to EB remove such claim from the license granted to EB under Section 2 unless the EB withdraws such challenge within thirty (30) days after receipt of a written request from the LM that it do so.

4.4.            Survival. Obligations regarding payment obligations that accrue as of the date of termination, and the provisions of Sections 4.4, 5, 6, 8, 9, 10, and 11 hereof shall survive any termination of this Agreement or of the Term. Upon termination of this Agreement for any reason, EB agrees that it will assign to LM all sublicense agreements entered into by EB and its Sublicensees with respect to the LM Licensed Patents and LM Field Technology and LM agrees to assume such assigned sublicenses, as long as the Sublicensees are not in default. If a Sublicensee is in default then LM, in its sole discretion, may assume the defaulting Sublicensee's sublicense. LM will not be bound by duties or obligations contained in sublicenses that are not contained in this agreement, nor will LM be bound by duties extending beyond this Agreement. EB will reserve appropriate rights in Sublicense Agreements as necessary to comply with the terms of this provision.

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5.                  Intellectual Property

5.1.            Ownership.

(a)                LM Licensed Patents and LM Field Technology, and all intellectual property rights therein, are and will remain, as between LM and EB, the exclusive property of LM, and, except as set forth in this Agreement, EB will acquire no right, title or interest in or to the LM Licensed Patents or LM Field Technology or intellectual property rights therein by reason of this Agreement and the transactions contemplated hereby.

5.2.            Patent Prosecution and Maintenance.

(a)                LM will control, at LM’s discretion and expense, the preparation, filing, prosecution and maintenance of any and all LM Licensed Patents and/or applications for any LM Licensed Patents.

(b)               EB shall, as a licensee hereunder, comply with all United States and foreign laws with respect to patent marking of articles covered by patents licensed hereunder to such licensee.

5.3.            Enforcement. LM shall have the right, at its own expense and discretion, to institute any action or suit against third parties for infringement of the LM Licensed Patents. LM shall have no any obligation hereunder to institute any action or suit against third parties for infringement of any of the LM Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of such LM Licensed Patents. EB shall not have any right to institute any action or suit against third parties for infringement of any of the LM Licensed Patents.

5.4.            Assignment of Patents & Licensed Technology. LM may assign or grant any right under any of the LM Licensed Patents or LM Licensed Technology but only provided that such assignment or grant is made subject to the licenses granted in this Agreement, and any exclusive licensee, or assignee shall agree in writing that its rights are subject to the preexisting licenses granted this Agreement.

6.                  Proprietary Information.

6.1.            In the course of performing the transactions contemplated by this Agreement, a Party may disclose, or may have disclosed, to the other Proprietary Information belonging to or Controlled by the disclosing Party (“Proprietary Information”) which includes but is not limited to, with respect to LM, any such information that is LM Field Technology. The terms, but not the existence, of this Agreement are the Proprietary Information of both Parties. The receiving Party will maintain in confidence the Proprietary Information and will not use it for any purpose except as authorized hereunder, and shall safeguard such information against disclosure to third parties, including without limitation employees and persons working or consulting for such Party that do not have an established, current need to know such information for purposes authorized under this Agreement. This obligation of confidentiality does not apply to or restrict use or disclosure by the receiving Party of technology, information or material that meet one or more of the following criteria:

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(a)                they were properly in the possession of the receiving Party, without any restriction on use or disclosure, prior to receipt from the other Party;

(b)               they are at the time of disclosure hereunder in the public domain by public use, publication or general knowledge;

(c)                they become general or public knowledge through no fault of the receiving Party following disclosure hereunder;

(d)               they are properly obtained, without restriction, by the receiving Party from a third party not under a corresponding confidentiality obligation; or

(e)                they are independently developed by or on behalf of the receiving Party without the assistance of the Proprietary Information of the other Party.

6.2.            Unless one of the exceptions in Section 6.1 applies, the LM Field Technology is the Proprietary Information of LM.

6.3.            If a Party is required by judicial or administrative process to disclose the Proprietary Information of the other Party hereto, it shall promptly inform such other Party of the anticipated disclosure in order to provide it an opportunity to challenge or limit the disclosure obligations. Proprietary Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Agreement, and, in disclosing the other Party’s Proprietary Information pursuant to law or court order, each Party shall take all steps reasonably practical, including without limitation seeking an order of confidentiality, to ensure the continued confidential treatment of such Proprietary Information.

6.4.            Notwithstanding the foregoing provisions, each of EB and LM shall be permitted to disclose: any Proprietary Information of the other Party to Sublicensees and other persons performing development that are under contractual obligations that include confidentiality and non-use restrictions that are at least as protective as those in this Agreement; provided that each Party will be liable hereunder for conduct of Sublicensees and development partners that breaches or otherwise conflicts with the terms of this Agreement.

7.                  Representations and Warranties.

Each Party (as the “First Party”) represents and warrants to the other Party (as the “Second Party”) that:

7.1.            the First Party has the full right and authority to grant the rights and licenses granted to the Second Party herein;

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7.2.            the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which the First Party is a party or by which it may be bound

7.3.            the First Party has obtained, and will at all times during the term of this Agreement hold and comply with, all licenses, permits and authorizations necessary to perform this Agreement and to exploit any license granted to it hereunder, as now or hereafter required under any applicable statutes, laws, ordinances, rules and regulations.

8.                  Indemnities.

8.1.            LM agrees to indemnify and hold harmless EB and its Affiliates, Sublicensees and channel partners and their respective agents, directors, officers and employees and their respective successors and assigns (the “EB Indemnitees”) from and against any and all losses, costs, damages, fees or expenses (“Losses”) incurred by an EB Indemnitee arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a third party based on any breach of any representation, warranty or covenant of LM in this Agreement. This indemnification shall not apply to the extent that any Losses are due to the negligence of an EB Indemnitee or a material breach of any of EB’s representations, warranties, covenants and/or obligations under this Agreement. LM shall indemnify EB for any claim, suit, demand, investigation or proceeding brought by a third party against the EB Indemnitees for infringement of any third party intellectual property, of which LM has knowledge, by the LM Developments sold by the EB Indemnitees; provided that LM will have no such indemnification obligations for claims resulting from: (i) modifications of the LM Developments other than by LM, if such a claim would have been avoided but for such modification; (ii) combination of the LM Developments with designs, circuits, products, processes, materials, or data not provided by LM, if such a claim would have been avoided but for such combination; (iii) use of LM Developments that is in breach of this Agreement; or (iv) EB’s failure to use replacement technology provided by LM to avoid such claim.

8.2.            EB agrees to indemnify and hold harmless LM and its Affiliates, Sublicensees and channel partners, and their respective agents, directors, officers and employees and their respective successors and assigns (the “LM Indemnitees”) from and against any and all losses, costs, damages, fees or expenses (“Losses”) incurred by a LM Indemnitee arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a third party or an EB Affiliate based on (a) the development, use, manufacture, distribution or sale of any product, process or service by EB or any of its Affiliates, Sublicensees or channel partners under or pursuant to the licenses granted by LM under this Agreement, including, but not limited to, any claims made against LM by third parties or an EB Affiliate alleging injury, damage, death or other consequence occurring to any person claimed to result, directly or indirectly, from the possession or use of any such product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form or forum in which any such claim is made, (b) any breach of any representation, warranty or covenant of EB in this Agreement. This indemnification shall not apply to the extent that any Losses are due to the negligence of a LM Indemnitee or a material breach of any of LM’s representations, warranties, covenants and/or obligations under this Agreement, or with respect to third party intellectual property rights, infringement or misappropriation arising solely from unmodified use of LM Field Technology that is in accordance with this Agreement.

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8.3.            The obligation to indemnify pursuant to this Section 8 shall be contingent upon timely notification by the indemnitee to the indemnitor of any claims, suits or service of process; the tender by the indemnitee to the indemnitor of full control over the conduct and disposition of any claim, demand or suit; and reasonable cooperation by the indemnitee, at the expense of the indemnitor, in the defense of the claim, demand or suit. No indemnitor will be bound by or liable with respect to any settlement or admission entered or made by any indemnitee without the prior written consent of the indemnitor. The indemnitee will have the right to retain its own counsel to participate in its defense in any proceeding hereunder. The indemnitee shall pay for its own counsel except to the extent it is determined that (a) one or more legal defenses may be available to it which are different from or additional to those available to the indemnitor, or (b) representation of two parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any such case and to such extent, the indemnitor shall be responsible to pay for the reasonable costs and expenses of the separate counsel retained to participate in the defense of the indemnitee, provided that such expenses are otherwise among those covered by the indemnitor’s indemnity obligations hereunder.

9.                  Disclaimer and Limits of Liability.

9.1.            THE WARRANTIES AND INDEMNITIES STATED IN SECTIONS 7 AND 8 ARE IN LIEU OF, AND THE PARTIES EACH DISCLAIM, ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR ARISING BY LAW, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.2.            LIMITATION OF LIABILITY. EXCEPT FOR BREACHES OF [***], IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, (INCLUDING LOSS OF ECONOMIC ADVANTAGE, BUSINESS, PROFITS, DATA OR INACCURACY OF DATA), IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT THE AFFECTED PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY (WHETHER IN CONTRACT OR IN TORT, INCLUDING STRICT TORT LIABILITY, OR BASED ON A WARRANTY) UNDER WHICH THE LIABILITY MAY BE ASSERTED. [***].

10.              Dispute Resolution.

10.1.        The parties intend that, to the extent practicable, they shall resolve disputes hereunder cooperatively through discussions among the Principal Contacts and by mutual consent of the parties. In situations in which that does not occur, disputes or differences arising out of or in connection with this Agreement shall initially be referred for review by the parties’ respective Senior Managements (as defined below). Such Senior Managements shall discuss the proposed dispute or difference, and shall meet with respect thereto if either of them believes a meeting or meetings are likely to be useful. If the Senior Managements do not resolve the dispute or difference within thirty (30) days (or such lesser or longer period as they may agree is a useful period for their discussions), then either Party may pursue its other available remedies, consistent with this Agreement. As used herein, EB’s “Senior Management” means its then-current CEO, CFO, and COO, and LM’s “Senior Management” means its then-current Line of Business Senior Management.

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10.2.        If the Senior Managements are not able to resolve such dispute referred to them under Section 10.1 within such thirty (30) day period, then subject to Section 10.3, such dispute shall be resolved by final and binding arbitration as follows: The parties shall select a mutually agreeable arbitrator who has significant relevant experience in the subject matter of the disputed issue and no affiliation or pre-existing relationship with either Party. If the parties cannot agree on an arbitrator within thirty (30) days after the end of the thirty (30) day period referred in Section 10.1, either Party may request the American Arbitration Association (“AAA”) in New York, NY to appoint an arbitrator on behalf of the parties in accordance with the commercial arbitration rules of AAA. The arbitrator may decide any issue as to whether, or as to the extent to which, any dispute is subject to the arbitration and other dispute resolution provisions in this Agreement. The arbitrator must base the award on the provisions of this Agreement and must render the award in a writing which must include an explanation of the reasons for such award. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator’s fees and expenses shall be shared equally by the parties or unless the arbitrator in the award assesses such fees and expenses against one of the Parties or allocates such fees and expenses other than equally between the parties. Each Party shall bear and pay its own expenses incurred in connection with any dispute resolution under this Section 10.

10.3.        Notwithstanding Sections 10.1 and 10.2: (a) any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent or of any trademark rights relating to any EB Licensed Product shall be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose; and (b) either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrator hereunder or pending the arbitrator’s decision of the dispute subject to arbitration.

11.              Miscellaneous.

11.1.        Neither Party may assign or transfer this Agreement without the other Party’s prior written consent except that each Party may, without the other Party’s consent, assign this Agreement to a successor in interest as a result of a merger or other acquisition transaction involving the assigning Party, or a sale of all or substantially all of the assets of the assigning Party relating to the subject matter of this Agreement. Any attempted assignment by a Party in violation of this Section will be null and void. Except as above limited, this Agreement is binding upon and will inure to the benefit of each of the parties, its successors and assigns. All sublicenses granted by a Party must be assigned with any permitted assignment of this Agreement.

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11.2.        This Agreement incorporates any Exhibits referenced herein. This Agreement, the Commercial License Agreement, and the Government License Agreement constitute the entire agreement and supersedes all prior agreements and understandings (including but not limited to the Prior License Agreement), both written and oral, between the parties hereto with respect to its subject matter.

11.3.        All notices, requests or other communication provided for or permitted hereunder shall be given in writing and shall be hand delivered or sent by confirmed facsimile, reputable courier or by registered or certified mail, postage prepaid, return receipt requested, to the address set forth on the signature page of this Agreement, or to such other address of which either Party may inform the other in writing in accordance with this Section 11.3. Notices will be deemed delivered on the earliest of transmission by facsimile, actual receipt or seven days after mailing as described herein.

11.4.        This Agreement may be amended, modified or waived only in a writing signed by the Parties.

11.5.        If any provision of this Agreement shall be held invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the Parties’ fundamental intentions hereunder, and the remaining provisions shall not be affected or impaired.

11.6.        Nothing herein contained shall constitute this a joint venture agreement and, except as expressly set forth herein, nothing herein shall constitute any Party as a partner, principal or agent of any other, this being an Agreement between independent contracting entities. Except as expressly set forth herein, no Party shall have the authority to bind any other in any respect whatsoever to third parties.

11.7.        Neither Party shall, without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed in any case), publicize, issue press releases or make any public announcements in relation to this Agreement in a manner which does not conform with such rules as may from time to time be agreed between the Parties. If a Party desires to issue a press release, that Party shall provide a copy of the proposed press release to the other Party and obtain the other Party’s written consent prior to the actual release. Other than as required by using the Products, neither Party shall directly or indirectly use in commerce the other Party’s company name, logo, trademark, service mark or brand name, or the name of any manger, officer or employee thereof, without the other Party’s prior written consent.

11.8.        This Agreement has been submitted to the scrutiny of, and has been negotiated by, both Parties and their counsel, and shall be given a fair and reasonable interpretation in accordance with its terms, without consideration or weight being given to any such term’s having been drafted by any Party or its counsel.

11.9.        This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America, State of New York, without regard to any conflict of laws rules to the contrary.

11.10.    EB represents and warrants, with respect to the Licensed Products, that it will comply fully with all applicable export and re-export control laws and regulations, including the Export Administration Regulations maintained by the United States Department of Commerce.

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto executed and acknowledged this Agreement as of the date first written above. Each of the persons signing this Agreement affirms that he or she is duly authorized to do so and thereby to bind the indicated entity.

Ekso Bionics, Inc.		Lockheed Martin Corporation

By:	/s/ Russ Angold	By:	/s/ Linda L. Gartley

Name:	Russ Angold	Name:	Linda L. Gartley

Title:	CTO	Title:	Contracts Chief

Date:	July 1, 2013	Date:	1 July 2013

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